Exhibit 23.2

Consent of Sanghavi & Company

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-161802),

(2)	Registration Statement (Form S-8 No. 333-135491) pertaining to the AMCOL International Corporation 2006 Long-Term Incentive Plan,

(3)	Registration Statements (Form S-8 No. 333-110500, No. 333-68664, and No. 333-56017) pertaining to the AMCOL International Corporation 1998 Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-00581) pertaining to the AMCOL International Corporation 1993 Stock Plan,

(5)	Registration Statement (Form S-8 No. 33-73348) pertaining to the AMCOL International Corporation 1987 Non-Qualified Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 33-55540) pertaining to the AMCOL International Corporation Savings Plan,

of our report dated September 22, 2009, with respect to the consolidated financial statements of Ashapura Minechem Limited as of March 31, 2009 and 2008 (unaudited) and for the years ended March 31, 2009, 2008 (unaudited) and 2007 (unaudited), included in the Annual Report on Form 10-K, as amended, of AMCOL International Corporation.

/s/ Sanghavi & Company

Mumbai, India
September 22, 2009